Exhibit 10.14

Amendment No.1 to Employment Agreement

By and Between Green Earth Technologies, Inc. and

Greg D. Adams

This Amendment No.1 to the Employment Agreement is dated as of June 15, 2008 and amends that certain Employment Agreement by and between Green Earth Technologies, Inc. and Greg D. Adams dated as of March 25, 2008 (the “Employment Agreement”).

WHEREAS, the parties wish to amend the Employment Agreement as follows:

1.     In Section 4, the first sentence and 17th word shall read “accrued to the” instead of “commencing upon.”

2.     In Section 4(ii), the terms shall be replaced by the following sentence:

“(ii) 2,500,000 Stock Options upon adoption of the Company’s 2008 Stock Plan (granted at market price and vesting over three years) to purchase the Company’s stock pursuant to the terms and conditions of the Company’s 2008 Stock Plan.

Other than as provided for herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

The parties have executed this Amendment No. 1 as of the date first written above.

GREEN EARTH TECHNOLOGIES, INC.

By: Jeff Marshall
Its: Chief Executive Officer and President

Greg D. Adams